                                                                     Exhibit 2.1










                            ASSET PURCHASE AGREEMENT

                                      AMONG












                               OVERLAND DATA, INC.

                         TECMAR ACQUISITION CORPORATION

                     TECMAR TECHNOLOGIES INTERNATIONAL, INC.

                            TECMAR TECHNOLOGIES, INC.

                                       AND

                                   DITTO, INC.




                                 January 7, 2000

                                TABLE OF CONTENTS


                                                                                                              PAGE

1.       DEFINITIONS.............................................................................................1

2.       BASIC TRANSACTION.......................................................................................5

         (a)      Purchase and Sale of Assets....................................................................5

         (b)      Assumption of Liabilities......................................................................5

         (c)      Payment of the Purchase Price..................................................................5

         (d)      Payment of Certain Taxes.......................................................................5

         (e)      The Closing....................................................................................5

         (f)      Deliveries at the Closing......................................................................5

         (g)      Filing of Voluntary Bankruptcy Petition........................................................6

         (h)      Approval of Court..............................................................................6

         (i)      Third Party Agreements.........................................................................6

         (j)      Allocation.....................................................................................7

         (k)      Guaranty by Overland...........................................................................7

         (l)      Resale Certificate.............................................................................7

3.       OVERBID PROCEDURES......................................................................................7

         (a)      Overbid Terms..................................................................................7

         (b)      Break-Up Fee...................................................................................7

4.       REPRESENTATIONS AND WARRANTIES OF THE TARGETS...........................................................7

         (a)      Organization of the Targets....................................................................8

         (b)      Authorization of Transaction...................................................................8

         (c)      Noncontravention...............................................................................8

         (d)      Brokers' Fees..................................................................................8

         (e)      Title to Assets................................................................................8

         (f)      Financial Statements...........................................................................8

         (g)      No Material Adverse Change.....................................................................9

         (h)      Legal Compliance...............................................................................9

         (i)      Tax Matters....................................................................................9

         (j)      Intellectual Property.........................................................................10

         (k)      Condition of Acquired Assets..................................................................12

         (l)      Inventory.....................................................................................12


                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                              PAGE

         (m)      Contracts.....................................................................................12

         (n)      Litigation....................................................................................12

         (o)      Product Warranty..............................................................................13

         (p)      Product Liability.............................................................................13

         (q)      Environment, Health and Safety................................................................13

         (r)      Certain Business Relationships among the Targets..............................................14

         (s)      Disclosure....................................................................................14

5.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................14

         (a)      Organization of Buyer.........................................................................14

         (b)      Authorization of Transaction..................................................................14

         (c)      Noncontravention..............................................................................14

         (d)      Brokers' Fees.................................................................................14

6.       PRE-CLOSING COVENANTS..................................................................................15

         (a)      General.......................................................................................15

         (b)      Inventory Statement...........................................................................15

         (c)      Notices and Consents..........................................................................15

         (d)      Operation of Business.........................................................................15

         (e)      Preservation of Business......................................................................16

         (f)      Full Access...................................................................................16

         (g)      Financial Statements..........................................................................16

         (h)      Notice of Developments........................................................................16

         (i)      Key Employee Agreement........................................................................16

         (j)      Delivery of Bankruptcy Pleadings..............................................................16

         (k)      Termination of Joint Development Agreement....................................................16

7.       CONDITIONS TO OBLIGATION TO CLOSE......................................................................16

         (a)      Conditions to Obligation of Buyer.............................................................16

         (b)      Conditions to Obligation of the Targets.......................................................18

8.       POST-CLOSING COVENANTS.................................................................................19

         (a)      General.......................................................................................19

         (b)      Litigation Support............................................................................19


                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                              PAGE

         (c)      Transition....................................................................................19

         (d)      Targets' Employees............................................................................20

9.       TERMINATION............................................................................................20

         (a)      Termination of Agreement......................................................................20

         (b)      Effect of Termination.........................................................................20

10.      MISCELLANEOUS..........................................................................................20

         (a)      Press Releases and Public Announcements.......................................................20

         (b)      No Third-Party Beneficiaries..................................................................21

         (c)      Entire Agreement..............................................................................21

         (d)      Succession and Assignment.....................................................................21

         (e)      Time of Essence...............................................................................21

         (f)      Headings......................................................................................21

         (g)      Notices.......................................................................................21

         (h)      Governing Law.................................................................................22

         (i)      Amendments and Waivers........................................................................22

         (j)      Severability..................................................................................23

         (k)      Expenses......................................................................................23

         (l)      Construction..................................................................................23

         (m)      Incorporation of Exhibits and Schedules.......................................................23

         (n)      Specific Performance..........................................................................23

         (o)      Submission to Jurisdiction....................................................................23

         (p)      Representation by Counsel.....................................................................24

         (q)      Counterparts..................................................................................24


EXHIBIT A       --      Acquired Assets
EXHIBIT B       --      Assumed Agreements
EXHIBIT C       --      Allocation Schedule
EXHIBIT D       --      Terms of Bridge Loan
EXHIBIT E       --      Disclosure Schedule -- Exceptions to Representations and
                        Warranties

                            ASSET PURCHASE AGREEMENT


         This Agreement (this "AGREEMENT") is made and entered into as of January 7, 2000 by and among Overland Data, Inc., a California corporation ("OVERLAND"), Tecmar Acquisition Corporation, a Delaware corporation ("BUYER"), Tecmar Technologies International, Inc., a Delaware corporation ("TTI"), TECMAR Technologies, Inc., a Delaware corporation and wholly-owned subsidiary of TTI ("TECMAR"), and Ditto, Inc., a Delaware corporation and wholly-owned subsidiary of TTI ("DITTO") (TTI, Tecmar and Ditto are referred to collectively herein as the "TARGETS"). Buyer and the Targets are referred to collectively herein as the "PARTIES."

         This Agreement contemplates a transaction in which Buyer will purchase certain of the assets (and assume certain of the liabilities) of the Targets in return for cash.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.

1.       DEFINITIONS.

         "ACQUIRED ASSETS" means all right, title and interest in and to all of the following assets of each of the Targets (as further described in EXHIBIT A):

                  (a) the Closing Inventory;

                  (b) the Fixed Assets;

                  (c) non-capitalized supplies and other assets used in the Targets' respective businesses excluding accounts receivable, cash, investments, deposits and prepaids;

                  (d) the Intellectual Property; and

                  (e) all right, title, and interest in and to any and all domain names, Internet addresses and/or Uniform Resource Locators ("URLS"), world wide web sites, and any and all contractual rights, including without limitation, linkage rights, owned or controlled by any of the Targets, including any and all content therein and any and all intellectual property rights embodied therein, including without limitation, patents, patent applications, copyrights, copyright applications, trade secrets, trademarks and/or service marks and associated applications therefore, trade dress, including any and all goodwill associated therewith, in connection with any such domain name, Internet address and/or URL, world wide web site, or contractual right.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AGREEMENT" has the meaning set forth above in the preamble to this Agreement.

         "ASSUMED AGREEMENTS" has the meaning set forth below in Section 2(i).

         "BANK" has the meaning set forth below in Section 7(b)(v).

         "BANKRUPTCY CODE" has the meaning set forth below in Section 2(g).

         "BANKRUPTCY COURT" has the meaning set forth below in Section 2(g).

         "BANKRUPTCY FILING DATE" has the meaning set forth below in Section
2(g).

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

         "BUYER" has the meaning set forth above in the preamble to this Agreement.

         "CASH FLOW FORECAST" means a forecast of the Targets' aggregate cash flow requirements for the period from and including the Bankruptcy Filing Date through and including the Closing Date.

         "CLOSING" has the meaning set forth below in Section 2(e).

         "CLOSING DATE" has the meaning set forth below in Section 2(e).

         "CLOSING INVENTORY" has the meaning set forth below in Section
6(b)(ii).

         "CLOSING INVENTORY STATEMENT" has the meaning set forth below in
Section 6(b)(ii).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "DISCLOSURE SCHEDULE" has the meaning set forth below in Section 4.

         "DITTO" has the meaning set forth above in the preamble to this Agreement.

         "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety or employee health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes.

         "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "FIXED ASSETS" means each of the fixed assets of the Targets as further described in EXHIBIT A.

         "FUTURE FINANCIAL STATEMENTS" has the meaning set forth below in
Section 6(g).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTELLECTUAL PROPERTY" means, as further described in EXHIBIT A:

                  (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof;

                  (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith;

                  (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith;

                  (d) all mask works and all applications, registrations and renewals in connection therewith;

                  (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

                  (f) all computer software (including data and related documentation);

                  (g) all other proprietary rights; and

                  (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "INVENTORY" or "INVENTORIES" means all inventories of the of each of the Targets, including any prepaid inventories.

         "INVENTORY STATEMENT" has the meaning set forth below in Section
6(b)(i).

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

         "MOST RECENT FINANCIAL STATEMENTS" means the Targets' unaudited consolidated balance sheets and statement of operations and cash flow as of and for the 10 months ended November 30, 1999.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, frequency and pricing) but recognizing that Targets do not have adequate operating capital and further subject to the effects of bankruptcy on operations and sales.

         "PARTY" has the meaning set forth above in the preamble to this Agreement.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "PURCHASE PRICE" has the meaning set forth below in Section 2(c).

         "SALE ORDER" has the meaning set forth below in Section 7(a)(i).

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "TARGET" or "TARGETS" has the meaning set forth above in the preamble to this Agreement.

         "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TECMAR" has the meaning set forth above in the preamble to this Agreement.

         "TTI" has the meaning set forth above in the preamble to this Agreement.

2.       BASIC TRANSACTION.

         (a) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from the Targets, and each of the Targets agrees to sell, transfer, convey and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified below in
Section 2(c).

         (b) ASSUMPTION OF LIABILITIES. Except for product warranty claims that arise in the Ordinary Course of Business, any third party agreements assumed by Targets and assigned to Buyer as provided in Section 2(i) below, Buyer shall neither assume nor be responsible for any Liability or obligation of any of the Targets, regardless of amount, character or description, whether accrued, contingent or otherwise.

         (c) PAYMENT OF THE PURCHASE PRICE. Subject to the conditions to the Closing set forth in Section 7 below, Buyer agrees to pay to the Targets at the Closing, by delivery of cash payable by wire transfer or delivery of other immediately available funds, the following amounts (collectively, in the aggregate, the "PURCHASE PRICE"):

                  (i) 50% of the aggregate net book value on the Closing Date of the Closing Inventory of the Targets; plus

                  (ii) 25% of the net book value on the Closing Date of the Fixed Assets; less

                  (iii) $250,000.

         (d) PAYMENT OF CERTAIN TAXES. All Taxes arising from or relating to the Acquired Assets to be transferred hereunder shall be paid by the Targets; PROVIDED, HOWEVER, that Buyer agrees to pay its prorated portion, to be calculated on the Closing Date, of personal property taxes relating to the Acquired Assets and payable to the State of Colorado for the period from the Closing Date through December 31, 2000 and thereafter.

         (e) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Baker & McKenzie in San Diego, California, at 9:00 a.m. local time on the business day upon which all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) are satisfied or waived, or such other date and location as the Parties may mutually determine (the "CLOSING DATE").

         (f) DELIVERIES AT THE CLOSING. At the Closing:

                  (i) each of the Targets shall deliver to Buyer the various certificates, instruments and documents referred to below in Section 7(a);

                  (ii) Buyer will deliver to the Targets the various certificates, instruments and documents referred to below in Section 7(b);

                  (iii) each of the Targets will execute, acknowledge (if appropriate), and deliver to Buyer (A) assignments (including Intellectual Property transfer documents) in form and substance satisfactory to Buyer, (B) bills of sale in form and substance satisfactory to Buyer and (C) such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request; and

                  (iv) Buyer will deliver to the Targets the Purchase Price.

         (g) FILING OF VOLUNTARY BANKRUPTCY PETITION. On or before January 18, 2000 (the "BANKRUPTCY FILING DATE"), each of the Targets shall file a voluntary petition under Title 11, Chapter 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT").

         (h) APPROVAL OF COURT.

                  (i) As soon as reasonably practicable after filing the voluntary petitions discussed in Section 2(g) above, the Targets shall serve and file a motion seeking the approval of the Bankruptcy Court for the sale of the Acquired Assets as contemplated by the Agreement free and clear of any liens, claims and encumbrances authorized pursuant to 11 U.S.C. Sections 363(f) and 105(a). Such approval shall be obtained after the Targets have provided notice to (A) all the Targets' respective creditors and equity security holders (excluding contingent warranty claimants) and (B) Buyer in accordance with Bankruptcy Rules 2002(a), (c), 6004, 9006 and 9008 and any applicable local bankruptcy rules, providing for such limited notice as the Bankruptcy Court may order. Such notice of hearing shall be in a form and substance satisfactory to the Bankruptcy Court and to Buyer and shall be published at least once in a publication satisfactory to Buyer;

                  (ii) each of the Targets shall provide to the Bankruptcy Court any and all information required to obtain such approval in a timely manner;

                  (iii) each of the Targets shall make adequate disclosures to
(A) the Bankruptcy Court and (B) the Targets' respective creditors and equity security holders of any contemplated transactions relating to the sale of the Acquired Assets involving insiders of any of the Targets within the meaning of Bankruptcy Code Section 101, regardless of whether such transactions are included in the sale of the Acquired Assets.

         (i) THIRD PARTY AGREEMENTS. The Parties acknowledge that the agreements designated on EXHIBIT B (the "ASSUMED AGREEMENTS") are executory contracts or unexpired leases subject to the requirements of Section 365 of the Bankruptcy Code. After the Targets have filed for bankruptcy protection pursuant to Section 2(g) above, each of the Targets shall seek Bankruptcy Court approval to assume the Assumed Agreements, and to assign the Assumed Agreements to Buyer at the Closing. If Section 365 of the Bankruptcy Code precludes assumption and assignment of any of the Assumed Agreements, such precluded Assumed Agreements shall not be included in the Acquired Assets, and the Purchase Price shall be adjusted downward accordingly. Buyer hereby agrees to assume and become responsible for all continuing obligations of the Targets under each of the Assumed Agreements from and after the Closing Date.

         (j) ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as EXHIBIT C.

         (k) GUARANTY BY OVERLAND. Overland hereby agrees to guaranty the financial obligations of Buyer set forth in Section 2(c) above and Section 7(b)(v) below.

         (l) RESALE CERTIFICATE. On or before the Closing Date, Buyer will provide to the Targets a resale certificate related to the Closing Inventory.

3.       OVERBID PROCEDURES.

         (a) OVERBID TERMS. This Agreement is made subject to overbid at the hearing on the Bankruptcy Court's approval of this Agreement. The Targets shall give notice of their application for approval of the sale of the Acquired Assets to Buyer to overbid, and shall immediately following the Bankruptcy Filing Date seek the Bankruptcy Court's approval of the overbid procedures and the break-up fee as set forth below. The overbid provisions shall be as follows: the initial minimum overbid shall be $150,000, with additional overbids in minimum increments thereafter of $50,000. Prospective overbidders will be notified that they will be required to pre-qualify with Targets forty-eight (48) hours prior to the hearing in order to demonstrate their financial capacity to close the transactions contemplated hereby. As part of the pre-qualification process, each overbidder shall deliver to Tecmar forty-eight (48) hours prior to the hearing a deposit of a minimum $500,000 cashier's check or other immediately available funds made payable to Tecmar. Such deposit shall be nonrefundable if the bid of such overbidder is accepted by the Bankruptcy Court and such overbidder fails to consummate the transactions contemplated hereby due to such overbidder's default. The balance of the Purchase Price shall be paid as set forth above in
Section 2(c). Any and all overbids shall be on the same terms and conditions in all material respects to those set forth herein. In the event a prospective overbidder pre-qualifies with Tecmar, Tecmar shall immediately notify and inform Buyer of the pre-qualification and the identity or identities of the prospective overbidder(s).

         (b) BREAK-UP FEE. In the event that a Person other than Buyer acquires the Acquired Assets, the Targets shall pay to Buyer a break-up fee in the amount of $50,000 plus all reasonable out-of-pocket expenses, including reasonable attorneys' fees, incurred by Buyer in connection with the proposed acquisition of the Acquired Assets and this Agreement, provided that such fee and expenses shall not exceed $100,000 in the aggregate.

4. REPRESENTATIONS AND WARRANTIES OF THE TARGETS. Each of the Targets jointly and severally represents and warrants to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (attached hereto as EXHIBIT E, the

"DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) ORGANIZATION OF THE TARGETS. Each of the Targets is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) AUTHORIZATION OF TRANSACTION. Each of the Targets has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors (or similar body) of each of the Targets has duly authorized the execution, delivery and performance of this Agreement by the respective Targets. This Agreement constitutes the valid and legally binding obligation of each of the Targets, enforceable in accordance with its terms and conditions; subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any of the Targets is subject or any provision of the charter or bylaws of any of the Targets or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Targets is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Targets or on the ability of the Parties to consummate the transactions contemplated by this Agreement. None of the Targets needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) BROKERS' FEES. None of the Targets has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

         (e) TITLE TO ASSETS. Upon entry of the Sale Order and by the Closing Date, the Targets will have good and marketable title to all of the Acquired Assets, free and clear of any Security Interest; provided, however, that nothing herein shall constitute or be implied to constitute an opinion by Targets of the validity of any patent, trademark or other Intellectual Property.

         (f) FINANCIAL STATEMENTS. The Most Recent Financial Statements and all Future Financial Statements have been prepared in accordance with GAAP subject, in the case of such unaudited financial statements, to year-end audit adjustments and the absence of notes and, in the case of Future Financial Statements, to the presentation of the Targets on a going concern basis notwithstanding the GAAP requirements which would require a liquidation basis, applied on a consistent basis throughout the periods covered thereby, fairly present, in all material respects, the financial condition of the Targets as of such dates and the results of operations of the Targets for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Targets (which books and records are correct and complete in all material respects).

         (g) NO MATERIAL ADVERSE CHANGE. Since January 7, 2000:

                  (i) none of the Targets has sold, leased, transferred or assigned any of the Acquired Assets to any Person other than in the Ordinary Course of Business;

                  (ii) no Person (including any of the Targets) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $25,000 or outside the Ordinary Course of Business, to which any of the Targets is a party or by which any of them is bound;

                  (iii) none of the Targets has imposed any Security Interest upon any of the Acquired Assets;

                  (iv) none of the Targets has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

                  (v) none of the Targets has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (vi) none of the Targets has experienced any material damage, destruction or loss (whether or not covered by insurance) to any of the Acquired Assets;

                  (vii) except for matters or events relating to or caused by the Targets' bankruptcy, there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving any of the Targets; and

                  (viii) none of the Targets has committed to any of the foregoing.

         (h) LEGAL COMPLIANCE. Each of the Targets and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) except where noncompliance would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Targets or on the ability of the Parties to consummate the transactions contemplated by this Agreement, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply.

         (i) TAX MATTERS. There are no Security Interests on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

         (j) INTELLECTUAL PROPERTY.

                  (i) To the Knowledge of each Target, each of the Targets owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of such Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Targets immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder (except with respect to any Intellectual Property which cannot be assumed and assigned under Section 365 of the Bankruptcy Code). Each of the Targets has taken commercially reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) To the Knowledge of each Target and subject to the current state of the patent and trademark application prosecution, none of the Targets has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors or officers (or employees with responsibility for Intellectual Property matters) of any of the Targets has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any of the Targets must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Targets' respective directors or officers (or employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any of the Targets.

                  (iii) Section 4(j)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Targets with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Targets has made with respect to any of its Intellectual Property, and identifies each license, agreement or other permission which any of the Targets has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). As of the Closing Date, the Targets have delivered to Buyer or made available to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and have made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(j)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Targets in connection with any of businesses. With respect to each item of Intellectual Property required to be identified in Section 4(j)(iii) of the Disclosure Schedule and subject to the current state of the patent and trademark application prosecution:

                           (A) On the Closing Date, the Targets will possess all
right, title and interest in and to the item, free and clear of any Security Interest, license or other restriction;

                           (B) the item is not subject to any outstanding
injunction, judgment, order, decree, ruling or charge;

                           (C) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim or demand is pending or, to the Knowledge of any of the Targets' respective directors or officers (or employees with responsibility for Intellectual Property matters), threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                           (D) none of the Targets has ever agreed to indemnify
any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                  (iv) Section 4(j)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Targets uses pursuant to license, sublicense, agreement or permission. By the Closing Date, each of the Targets shall have delivered or made available to Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(j)(iv) of the Disclosure Schedule and subject to the approval of the Bankruptcy Court of the assignment to Buyer of any relevant agreements subject to Section 365 of the Bankruptcy
Code:

                           (A) the license, sublicense, agreement or permission
covering the item is legal, valid, binding, enforceable and in full force and effect;

                           (B) the license, sublicense, agreement or permission
will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) no party to the license, sublicense, agreement or
permission is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (D) no party to the license, sublicense, agreement or
permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, the
representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) the underlying item of Intellectual Property is
not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (G) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim or demand is pending or, to the Knowledge of any of the Targets' respective directors or officers (or employees with responsibility for Intellectual Property matters), threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                           (H) none of the Targets has granted any sublicense or
similar right with respect to the license, sublicense, agreement or permission.

                  (v) To the Knowledge of any of the Targets' respective directors or officers (or employees with responsibility for Intellectual Property matters), none of the Targets will interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

         (k) CONDITION OF ACQUIRED ASSETS. Each of the Acquired Assets, other than the Closing Inventory and the Intellectual Property, has been maintained in accordance with normal industry practice, is in reasonable operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

         (l) INVENTORY. The Inventory of the Targets consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, defective or damaged beyond commercially reasonable repair, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Targets. The Targets' perpetual inventory systems accurately report and will accurately report the type and quantity of the Inventories on or before the Closing Date.

         (m) CONTRACTS. Section 4(m) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Targets is a party:

                  (i) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Targets , or involve consideration in excess of $10,000;

         As of the Closing Date, the Targets have delivered or made available to Buyer a correct and complete copy of each written agreement listed in Section 4(m) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in
Section 4(m) of the Disclosure Schedule. With respect to each such agreement and subject to the approval of the Bankruptcy Court of an assignment of any such agreement to Buyer pursuant to Section 365 of the Bankruptcy Code: (A) the agreement is legal, valid, binding, enforceable and in full force and effect;
(B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above in Section 2); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (n) LITIGATION. Section 4(n) of the Disclosure sets forth each instance in which any of the Targets (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or, to the Knowledge of any of the Target's respective directors or officers (or employees with responsibility for litigation), is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

         (o) PRODUCT WARRANTY. Each product manufactured, sold, leased or delivered by any of the Targets has been in material conformity with all applicable contractual commitments and all express and implied warranties, and, to the Knowledge of the directors or officers (or employees with responsibility for warranty matters), none of the Targets has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Targets. No product manufactured, sold, leased or delivered by any of the Targets is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(o) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Targets (containing applicable guaranty, warranty and indemnity provisions).

         (p) PRODUCT LIABILITY. None of the Targets has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by any of the Targets.

         (q) ENVIRONMENT, HEALTH AND SAFETY

                  (i) To the Knowledge of the officers and directors of the Targets, each of the Targets and its respective predecessors and Affiliates has complied with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Targets and its respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses and other authorizations which are required under, and has complied with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health and Safety Laws.

                  (ii) To the Knowledge of the officers and directors of the Targets, none of the Targets has any Liability (and none of the Targets or their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of the Targets giving rise to any Liability) for damage to any site, location or body of water (surface or subsurface), for any illness of or, personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

                  (iii) To the Knowledge of the officers and directors of the Targets, all properties and equipment used in the businesses of the Targets and their respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene,1,2-trans-dichloroethylene, dioxins, dibenzofurans and Extremely Hazardous Substances.

         (r) CERTAIN BUSINESS RELATIONSHIPS AMONG THE TARGETS. To the Knowledge of the officers and directors of the Targets, none of the stockholders of the Targets and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Targets.

         (s) DISCLOSURE. The representations and warranties contained in this
Section 4 as modified by the Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading in light of the circumstances under which they were made.

5.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to the Targets that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.

         (a) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) AUTHORIZATION OF TRANSACTION. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) BROKERS' FEES. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any of the Targets could become liable or obligated.

6.       PRE-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth below in Section 7).

         (b) INVENTORY STATEMENT.

                  (i) PHYSICAL INVENTORY. Within 45 days of the Closing Date, but no later than 10 days before the Closing Date, the Targets shall conduct, or cause to be conducted, in such manner as is acceptable to Buyer, a physical inventory of the usable Inventory of each of the Targets, and shall adjust the Targets' accounting records to reflect the results of such physical inventory. Such physical inventory shall exclude Inventory that is obsolete, defective or damaged beyond reasonable commercial repair or otherwise not merchantable. No later than 10 days prior to the Closing Date, the Targets shall deliver to Buyer a statement (the "INVENTORY STATEMENT") in form and substance reasonably acceptable to Buyer, which shall set forth, with respect to each of the Targets, all such items of Inventory, the unit prices of such Inventory and the aggregate price of all such Inventory listed on the Inventory Statement. Such prices shall be based on the book value of such Inventory. Buyer shall determine in good faith no later than five days prior to the Closing whether (or not) an item of Inventory listed in the Inventory Statement is obsolete, defective or damaged beyond reasonable commercial repair or otherwise not merchantable, and appropriate adjustments shall be made to the Purchase Price.

                  (ii) CLOSING INVENTORY. On the day immediately prior to the Closing Date, the Targets shall prepare and deliver to Buyer an inventory statement (the "CLOSING INVENTORY STATEMENT") in form and substance reasonably acceptable to Buyer reflecting the Inventories of the Targets on such date as reported by the Targets' perpetual inventory systems (the "CLOSING INVENTORY").

         (c) NOTICES AND CONSENTS. Each of the Targets will give any notices to third parties, and each of the Parties will use its best efforts to obtain any third party consents, that Buyer may request in connection with the Assumed Agreements. Each of the Parties will give any notices to, make any filings with and use its best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with the matters referred to above in Section 4(c) and Section 5(c). Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

         (d) OPERATION OF BUSINESS. None of the Targets will engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business.

         Without limiting the generality of the foregoing, none of the Targets will engage in any practice, take any action or enter into any transaction of the sort referred to above in Section 4(g).

         (e) PRESERVATION OF BUSINESS. Each of the Targets will use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

         (f) FULL ACCESS. Each of the Targets will permit representatives of Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to each of the Targets.

         (g) FINANCIAL STATEMENTS. No later than January 17, 2000, the Targets shall provide to Buyer unaudited consolidated financial statements of the Targets for the period ending December 31, 1999, prepared on a going concern basis (the "FUTURE FINANCIAL STATEMENTS").

         (h) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 4 and Section 5 above. No disclosure by any Party pursuant to this Section 6(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         (i) KEY EMPLOYEE AGREEMENT. Buyer and Joseph Daiutolo shall agree to the principal terms of Mr. Daiutolo's employment with Buyer on or before the Bankruptcy Filing Date, subject to approval by the respective Boards of Directors of Buyer and Overland and the execution and delivery of appropriate documentation.

         (j) DELIVERY OF BANKRUPTCY PLEADINGS. The Targets shall ensure that Buyer receives copies of all pleadings and other documents filed with the Bankruptcy Court within five days of the date such document is filed with the Bankruptcy Court. To the extent reasonably practicable, the Targets shall provide to Buyer copies of each of the pleadings and other documents to be filed by Targets with the Bankruptcy Court prior to such pleadings or documents being filed with the Bankruptcy Court.

         (k) TERMINATION OF JOINT DEVELOPMENT AGREEMENT. Each of Overland and Tecmar hereby agree to terminate, as of the Closing Date, that certain Joint Development Agreement, dated as of September 1, 1999, by and between Overland and Tecmar.

7.       CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the Bankruptcy Court shall have issued an order (the "SALE ORDER") authorizing and confirming each of the provisions of this Agreement and the transactions contemplated herein. The Sale Order shall provide that the sale is a sale of the Acquired Assets free and clear of any liens pursuant to 11 U.S.C. Section 363(f) and subject to and conforms with the provisions of 11 U.S.C. Section 363(m), and shall be in form and substance acceptable to Buyer and its counsel;

                  (ii) ten days shall have lapsed since the entry of the Sale Order without any Person filing a notice of appeal with respect to such Sale Order, and a request for stay shall have been granted or requested;

                  (iii) Joseph Daiutolo shall have agreed to become an employee of Buyer under the terms negotiated pursuant to Section 6(i) above;

                  (iv) the Targets shall have delivered the Inventory Statement to Buyer no later than 10 days prior to the Closing Date;

                  (v) the Targets shall have delivered the Closing Inventory Statement to Buyer on the Closing Date;

                  (vi) Each of the Targets shall have delivered a copy of the resolutions of their respective boards of directors authorizing the execution and delivery of this Agreement and the consummation of the transactions set forth herein. Such resolutions shall be certified by an authorized officer of each of the Targets as being true and correct and in full force and effect as of the Closing Date;

                  (vii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (viii) each of the Targets shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (ix) each of the Targets shall have procured all of the third party consents specified in Section 6(c) above;

                  (x) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Buyer to own the Acquired Assets and to operate the former businesses of the Targets;

                  (xi) each of the Targets shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(x) is satisfied in all respects;

                  (xii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Targets and Buyer shall have received all other authorizations, consents and approvals of governments and governmental agencies referred to in Section 4(c) and Section 5(c) above;

                  (xiii) all actions to be taken by the Targets in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

                  (xiv) none of the Acquired Assets shall have been adversely affected in any material way by any act of God, fire, flood, war, legislation (proposed or enacted) or other event or occurrence, whether or not covered by insurance;

                  (xv) the Closing shall have occurred no later than February 28, 2000;

                  (xvi) each of the Parties shall have executed this Agreement no later than January 7, 2000;

                  (xvii) the Targets shall have delivered the Cash Flow Forecast to Buyer no later than five days prior to the Bankruptcy Filing Date;

         Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF THE TARGETS. The obligation of the Targets to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the Bankruptcy Court shall have issued the Sale Order;

                  (ii) ten days shall have lapsed since the entry of the Sale Order without any Person filing a notice of appeal with respect to such Sale Order, and a request for stay shall have been granted or requested;

                  (iii) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iv) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (v) Buyer shall have provided to the Targets a bridge loan in the amount of $1.3 million (the "BRIDGE LOAN") to help fund the working capital requirements of the Targets between the Bankruptcy Filing Date and the Closing Date. The Bridge Loan shall be made pursuant to Section 364 of the Bankruptcy Code, and shall be made subject to the terms and conditions set forth in EXHIBIT
D. If the purchase of the Acquired Assets closes as set forth herein, the full principal amount of the Bridge Loan plus any accrued interest thereon shall be credited toward the Purchase Price, and the Bridge Loan shall be forgiven by Buyer;

                  (vi) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this

Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (vii) Buyer shall have delivered to the Targets a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(vi) is satisfied in all respects;

                  (viii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Targets and Buyer shall have received all other authorizations, consents and approvals of governments and governmental agencies referred to in Section 4(c) and Section 5(c) above; and

                  (ix) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Targets.

         The Targets may waive any condition specified in this Section 7(b) if each of the Targets executes a writing so stating at or prior to the Closing.

8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Targets, each of the other Parties will cooperate with the contesting or defending Party and such Party's counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

         (c) TRANSITION. None of the Targets will take any action, or permit any of their respective officers, directors or employees to take any action, that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of any of the Targets from maintaining the same business relationships with Buyer after the Closing as it maintained with any of the Targets prior to the Closing. Without limiting the generality of the foregoing, none of the Targets shall seek to avoid any transfers pursuant to Section 547 of the Bankruptcy Code or file a plan of reorganization that similarly seeks to avoid any such transfers. Each of the Targets will cause its employees to refer all customer inquiries relating to the businesses of such Target to Buyer from and after the Closing.

         (d) TARGETS' EMPLOYEES. With respect to each of the employees of the Targets that Buyer agrees to employ, Buyer hereby agrees to recognize such employee's tenure with the respective Target in determining such employee's tenure with Buyer for the purposes of determining the employee benefits that such employee will be eligible to receive from Buyer after the Closing Date.

9.       TERMINATION.

         (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                  (i) Buyer and the Targets may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Buyer may terminate this Agreement by giving written notice to each of the Targets on or before the 30th day following the date of this Agreement if Buyer is not satisfied with the results of its continuing business, legal and accounting due diligence regarding the Targets;

                  (iii) Buyer may terminate this Agreement by giving written notice to each of the Targets at any time prior to the Closing (A) in the event that any of the Targets has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified the Targets of the breach, and the breach has continued without cure for a period of five days after the notice of breach or (B) if the Closing shall not have occurred on or before February 28, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

                  (iv) the Targets may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Targets have notified Buyer of the breach, and the breach has continued without cure for a period of five days after the notice of breach or (B) if the Closing shall not have occurred on or before February 28, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from one or more of the Targets itself breaching any representation, warranty or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that such termination shall not affect the Targets' obligations pursuant to Sections 3(b) and 10(a) hereof.

10.      MISCELLANEOUS

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) TIME OF ESSENCE. The Parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by any Party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the Party so failing to perform.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

        If to the Targets:   Tecmar Technologies International, Inc.
                             1900 Pike Road, Suite E
                             Longmont, CO 80501 USA
                             Attention: President
                             Tel.: (303) 682-3700
                             Fax: (303) 702-7095
                             Attn: Robert T. Zeberlein, Chief Financial Officer

        Copy to:             Douglas W. Jessop, Esq.
                             Jessop & Company, P.C.
                             303 East 17th Avenue, Suite 930
                             Denver, Colorado 80203
                             Tel.: (303) 860-7700
                             Fax: (303) 860-7233

        If to Buyer:         Tecmar Acquisition Corporation
                             8975 Balboa Avenue
                             San Diego, California 92123
                             Tel.: (858) 571-5555
                             Fax: (858) 571-0982
                             Attn: Vern LoForti, Vice President
                             and Chief Financial Officer

        Copy to:             Baker & McKenzie
                             101 West Broadway, 12th Floor
                             San Diego, California 92101
                             Attn: Ali M. M. Mojdehi, Esq.
                             Attn: Carlos D. Heredia, Esq.
                             Tel.: (619) 235-7774
                             Fax: (619) 236-0429

         Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and each of the Targets. Each of the Targets may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) EXPENSES. Each of Buyer and the Targets will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth below in Section 10(p)), in addition to any other remedy to which it may be entitled, at law or in equity.

         (o) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of the Bankruptcy Court in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(h). Nothing in this
Section 10(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         (p) REPRESENTATION BY COUNSEL. Each of the Parties represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

         (q) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                                    * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                    OVERLAND DATA, INC.



                    By:  /s/ Scott McClendon
                       --------------------------------------------------------
                         Scott McClendon, President and Chief Executive Officer


                    TECMAR ACQUISITION CORPORATION



                    By:  /s/ Scott McClendon
                       --------------------------------------------------------
                         Scott McClendon, President and Chief Executive Officer




                    TECMAR TECHNOLOGIES INTERNATIONAL, INC.


                    By:  /s/ Robert T. Zeberlein
                       --------------------------------------------------------
                         Robert T. Zeberlein, Chief Financial Officer


                    TECMAR TECHNOLOGIES, INC.


                    By:  /s/ Robert T. Zeberlein
                       --------------------------------------------------------
                         Robert T. Zeberlein, Chief Financial Officer


                    DITTO, INC.


                    By:  /s/ Robert T. Zeberlein
                       --------------------------------------------------------
                         Robert T. Zeberlein, Chief Financial Officer